Exhibit 10.2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

AMENDED & RESTATED ASSET CONTRIBUTION AGREEMENT

This Amended & Restated Asset Contribution Agreement (this “Agreement”) is entered into as of November 7, 2017 (the “Execution Date”), by and between BioXcel Corporation, a Delaware corporation located at 780 East Main Street, Branford, CT 06405 (“BioXcel”), and BioXcel Therapeutics, Inc., a Delaware corporation located at 780 East Main Street, Branford, CT 06405 (“BTI”).

WHEREAS, BioXcel identified a number of therapeutic candidates using its proprietary artificial intelligence-powered research and development engine known as ‘EvolverAI’; and

WHEREAS, the Board of Directors of BioXcel determined that it was in BioXcel’s best interest to restructure its business in order to realize the full potential of its assets, including such therapeutic candidates; and

WHEREAS, in accordance with the restructuring plan, BioXcel formed BTI, a product development biotechnology company, to develop and commercialize certain of the therapeutic candidates; and

WHEREAS, to allow such work to be carried out by BTI, BioXcel and BTI entered into certain agreements including an Asset Contribution Agreement, dated as of June 30, 2017 (the “Effective Date”), by which BioXcel contributed certain assets and liabilities to BTI pursuant to the terms and conditions thereof (the “ACA”); and

WHEREAS, BTI accepted certain assets and liabilities from BioXcel pursuant to the terms and conditions of the ACA; and

WHEREAS, BioXcel desires to transfer to BTI certain additional assets and liabilities and grant to BTI certain rights in future therapeutic candidates identified by BioXcel pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties now agree to amend and restate the ACA as follows:

1.              Contribution of Assets & Option.

A.            Initial Contribution of Assets.  On the terms and subject to the conditions set forth in this Agreement, BioXcel hereby agrees to sell, contribute, assign, transfer, convey and deliver to BTI, and BTI agrees to acquire from BioXcel, all of BioXcel’s right, title and interest in and to BXCL701, BXCL702, BXCL501, and BXCL502 (collectively, the “Candidates”), and all of the assets associated with the Candidates, other than those specified to be Retained Assets (as defined below), (collectively, the “Assets”), free and clear of any security interest, lien, charge, option, claim or other encumbrance (each, a “Lien”), other than those Liens listed on Schedule 1 (collectively, the “Permitted Liens”). The Assets include the following to the extent used or held for use in connection with the Candidates as of the Effective Date:

a.              The intellectual property set forth on Schedule 1(a) (collectively, the “Intellectual Property”);

b.              All goodwill associated with the Assets;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

c.               Except as set forth in Section 4 below, all of BioXcel’s rights under the Contracts (as defined below);

d.              All documentation, notebooks, logs, data and records associated with the Assets, and any other information necessary for the development of the Assets;

e.               All marketing and advertising materials in hard or soft copy, including without limitation, printed promotional materials and labels associated with the Assets;

f.                All claims, causes of action, rights of recovery, rights of setoff and rights of recoupment, whether or not known as of the Effective Date, relating to BioXcel’s ownership of the Assets; and

g.               All rights under or pursuant to all warranties, indemnities, representations, guarantees and similar rights, whether or not known as of the Effective Date, in favor of BioXcel with respect to the Candidates or the Assets;

h.              The Tangible Assets (as defined below); and

i.                  The assets specifically identified in Schedule 1(i).

B.            Option to Negotiate for Additional Product Candidates.  BioXcel hereby grants to BTI a first right to negotiate exclusive rights to any additional product candidates in the fields of Neuroscience and Immuno-oncology (the “Option Field”) that BioXcel may identify wholly on its own or under arrangements with third parties, and not in connection with BioXcel’s provision of services to BTI under the Parties’ Amended & Restated Separation and Shared Services Agreement.  For clarity, this option shall not apply to any additional product candidates identified by BioXcel in connection with services BioXcel provides to BTI pursuant to the Parties’ Amended & Restated Separation and Shared Services Agreement (including, without limitation services that involve the use of EvolverAI) because all such additional product candidates identified in connection with such services would be considered to be “Developments” (as defined in that agreement) already owned by BTI.  This option for first negotiation shall be valid for a period of five (5) years from the date of the IPO (as defined below). Within sixty (60) days of identifying a potential product candidate in the Option Field, BioXcel shall present such identified candidate to BTI.  BTI shall then have up to one hundred eighty (180) days in which to evaluate such product candidate (the “Evaluation Period”).  If BTI wishes to negotiate for the exclusive rights to such product candidate, BTI shall so notify BioXcel in writing prior to the end of the Evaluation Period, and if BTI so notifies BioXcel, BTI and BioXcel shall negotiate in good faith commercially reasonable terms by which BTI can receive BioXcel’s rights to such product candidate.  If BioXcel and BTI are unable to mutually agree, in writing, within ninety (90) days after the end of the Evaluation Period to terms regarding BTI’s rights to develop and/or commercialize such product candidate, BioXcel shall be free to develop and/or commercialize such product candidate either by itself or with one or more third parties.  Notwithstanding anything contained herein to the contrary, BTI’s rights and obligations set forth in this Section 1.B shall apply and be effective only from and after BTI’s completion, on or before December 31, 2018, of a firm commitment underwritten public offering of share of common stock (and any other securities of BTI that may be sold along with such shares of common stock in any such public offering) (“IPO”).

C.            Exclusivity in Option Field.  Prior to the fifth (5th) anniversary of the IPO, BioXcel shall not develop drugs, or engage in preclinical discovery for the purpose of developing drugs, in the Option Field for or on behalf of a third party, utilizing EvolverAI or otherwise.  In support of the foregoing, BioXcel shall inform third parties with which it enters into collaborations or other arrangements that BTI holds a first right to negotiate for BioXcel’s rights in product candidates in the Option Field and the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended duration of such right of BTI.  BioXcel’s covenant as set forth in this Section 1.C and BTI’s right of first negotiation as set forth in Section 1.B shall not prevent or interfere with BioXcel’s rights to the EvolverAI platform or use of the EvolverAI platform by third parties as long as BioXcel does not provide collaborative services to, or actively support, such third party in its evaluation of the results of the EvolverAI research and development engine to develop drugs in the Option Field.

2.              Retained Assets. The assets set forth on Schedule 2 shall be retained by BioXcel and shall not be sold or assigned to BTI (the “Retained Assets”).

3.              Assumption of Liabilities.  As of the Effective Date, BTI shall assume and will be responsible for and pay, perform, and discharge when due all liabilities associated with the Assets, including without limitation, payment of any fees required to maintain any registrations and applications for registration arising from the ownership or use of the Intellectual Property due on and after the Effective Date, and all obligations and liabilities of BioXcel under the Contracts to the extent that those obligations and liabilities relate to the period after the Effective Date, in each case exclusive of any liability or obligation arising thereunder as a result of any breach, default or failure of BioXcel to perform any covenants or obligations required to be performed by BioXcel prior to the Effective Date. In addition to the liabilities described in the previous sentence, in consideration of BioXcel’s contribution of the Assets to BTI, BTI shall assume from BioXcel and be responsible for all liabilities set forth on Schedule 3, hereto (all liabilities assumed by BTI, including liabilities set forth on Schedule 3, the “Assumed Liabilities”).

4.              Assignment of Contracts. To the extent that any Contract is not capable of being assigned or transferred without the consent or waiver of the other party thereto or any third party, or if such assignment or transfer, or attempted assignment or transfer would constitute a breach thereof, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Contract.  Schedule 4 lists those Contracts that BioXcel believes are not assignable without the written consent of the other party thereto (the “Required Consents”). To the extent permitted by applicable law, any consents and approvals of third parties required for the transfer to BTI of any of the Assets, including the Required Consents, that are not obtained or cannot be obtained without any conditions adverse to BTI or without any obligations imposed on BTI not specified in the Contract for which consent is being obtained prior to the Effective Date (the “Non-Assignable Contracts”), such Non-Assignable Contracts shall be held, as of and from the Effective Date, by BioXcel in trust for BTI and the covenants and obligations thereunder shall be performed by BTI in BioXcel’s name and all benefits and obligations existing thereunder shall be for BTI’s account.  BioXcel shall take or cause to be taken at BTI’s expense such actions in its name or otherwise as BTI may reasonably request so as to provide BTI with the benefits of the Non-Assignable Contracts and to effect collection of money or other consideration that becomes due and payable under the Non-Assignable Contracts, and BioXcel shall promptly pay over to BTI all money or other consideration received by it in respect of the Non-Assignable Contracts.  As of and from the Effective Date, BioXcel authorizes BTI, to the extent permitted by applicable law and the terms of the Non-Assignable Contracts, at BTI’s expense, to perform all of the obligations and receive all the benefits of BioXcel under the Non-Assignable Contracts.

5.              Intellectual Property Registrations.  BioXcel shall authorize and request that any officials of any state or foreign country whose duty it is to issue intellectual property registrations (including letters patent) (a) issue all registrations from any from any applications for registrations, and (b) transfer any applications or registration as applicable, in each case that are included in the Intellectual Property to BTI at BioXcel’s expense.

6.              Consideration.  The full consideration for the contribution of the Assets hereunder shall be:

a.              The issuance by BTI to BioXcel of Forty Thousand (40,000) shares of common stock of BTI.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

b.              A one-time, lump-sum payment by BTI to BioXcel of Five Million Dollars ($5,000,000) upon the achievement of Fifty Million Dollars ($50,000,000) in cumulative Net Sales of any product or combination of products resulting from the development and commercialization of any one of the Candidates or a product derived therefrom. “Net Sales” shall mean the actual amounts received by BTI or its sublicensees on all sales of the product(s) in the world to third parties, less any of the following to the extent included in such amounts: (i) normal and customary trade and quantity discounts actually given; and, in case of returns or rejections of the product(s), the associated credits and price adjustments; (ii) rebates or commissions allowed or granted, and administrative fees paid, to government agencies or trade customers, including wholesalers and chain buying groups; (iii) prepaid freight, postage, shipping, customs duties and insurance charges; and (iv) sales, value-added, and excise taxes, tariffs, and other taxes and government charges directly related to the sale of the product(s) and actually borne by BTI or its sublicensees without reimbursement from any third party, excluding any taxes assessed against the income derived from such sale. Such amounts shall be determined in accordance with from the books and records of the applicable party using generally accepted accounting principles, consistently applied, and may include using accrual accounting where applicable.

c.               BTI shall pay to BioXcel the amount due under Section 6.b within sixty (60) days after the achievement of Fifty Million Dollars ($50,000,000) in cumulative Net Sales as set forth above.

d.              BTI shall pay BioXcel One Million Dollars ($1,000,000) as a lump sum within thirty (30) days after closing of the IPO.

e.               BTI shall pay BioXcel (x) Five Hundred Thousand Dollars ($500,000) within thirty (30) days after the later of the twelve (12) month anniversary of the IPO and the first dosing of a patient in the bridging bioavailability/bioequivalence study for the BXCL501 program and (y) Five Hundred Thousand Dollars ($500,000) within thirty (30) days after the later of the twelve (12) month anniversary of the IPO and the first dosing of a patient in the Phase 2 PoC open label monotherapy or combination trial with Keytruda for the BXCL701 program.

7.              Deliveries.  Each party shall execute and deliver to the other party any such documents and instruments as shall be reasonably requested by the other party or the other party’s counsel that are reasonably necessary to complete the transactions set forth herein.

8.              Representations and Warranties of BioXcel.

a.              BioXcel has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. BioXcel has taken all action required by law, by the organizational documents of BioXcel, or otherwise, to authorize the transactions contemplated herein. This Agreement, when executed and delivered by BioXcel, will constitute a valid and legally binding obligation, enforceable against BioXcel in accordance with its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally or by equitable principles and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.

b.              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not (i) violate any provision of, result in a breach of, or constitute a default under, any law or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal applicable to BioXcel; (ii) constitute a violation of or a default under, or a conflict with, any term or provision of the governing documents of BioXcel;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended or (iii) constitute a violation of or a default under any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which BioXcel is a party or is bound.

c.               BioXcel has taken all action reasonably necessary to prosecute its existing intellectual property applications material to the Candidates and to maintain all Intellectual Property in full force and effect as of the Effective Date, and has not taken or failed to take any action that could reasonably have the effect of waiving any material rights to the Candidates or the Intellectual Property. As of the Effective Date, no Intellectual Property is or has been involved in any interference, opposition, cancellation, concurrent use, invalidity, reissue, reexamination, revocation, litigation or other proceeding, in which the scope, validity or enforceability of Intellectual Property is being or has been contested or challenged, and to BioXcel’s knowledge, no such proceeding has been threatened with respect to any Intellectual Property.

d.              BioXcel has not received any written notice from any person, and does not have any knowledge of, any claim, regarding the use of, or challenging or questioning BioXcel’s right or title in, any of the Intellectual Property or alleging infringement or misappropriation of any Intellectual Property.

e.               There is no claim, litigation, proceeding or governmental investigation pending or, to BioXcel’s knowledge, threatened, or any order, injunction, or decree outstanding, against BioXcel, that would prevent or have a material adverse effect on the rights, duties or obligations of the parties as set forth in this Agreement.

f.                Schedule 8(f) sets forth a complete and accurate list of all equipment (including computers, computer servers, information systems, telephone systems and database systems and office equipment), supplies, furniture, fixtures, and all other tangible personal property, wherever located (collectively, “Tangible Assets”).  Any Tangible Assets to be contributed to BTI pursuant to this Agreement are in good operating condition and in good repair, normal wear and tear excepted.

g.               Schedule 8(g) contains a complete list of the contracts, commitments, understandings, open purchase orders, contractor agreements or other agreements, including license agreements, equipment leases and manufacturers’ and vendors’ warranties relating to items included in the Assets and all similar rights against third parties relating to items included in the Assets (collectively, the “Contracts”).  True and complete copies of all Contracts have been delivered to BTI.  All Contracts listed on Schedule 8(g) were entered into in connection with and in the ordinary course of BioXcel’s business, consistent with past practice.  All the Contracts listed on Schedule 8(g) are in full force and effect and, to BioXcel’s knowledge, there is no breach of any of the provisions of the Contracts by any party thereto.  To BioXcel’s knowledge, no condition exists that, with notice or lapse of time or both, would constitute a default by any party to any of those Contracts. To BioXcel’s knowledge, no party to any of the Contracts listed on Schedule 8(g) has made, asserted or has any defense, set-off or counterclaim under any of the Contracts or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement or to renew or extend the term of its agreement, and BioXcel has not received any notice to that effect.

9.              Representations and Warranties of BTI.

a.              BTI has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. BTI has taken all action required by law, by the organizational documents

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended of BTI, or otherwise, to authorize the transactions contemplated herein. This Agreement, when executed and delivered by BTI, will constitute a valid and legally binding obligation, enforceable against BTI in accordance with its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally or by equitable principles and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.

b.              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not (i) violate any provision of, result in a breach of, or constitute a default under, any law or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal applicable to BTI; (ii) constitute a violation of or a default under, or a conflict with, any term or provision of the governing documents of BTI; or (iii) constitute a violation of or a default under any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which BTI is a party or is bound.

c.               There is no claim, litigation, proceeding or governmental investigation pending or, to BTI’s knowledge, threatened, or any order, injunction, or decree outstanding, against BTI, that would prevent or have a material adverse effect on the rights, duties or obligations of the parties as set forth in this Agreement.

10.       Indemnification.

a.              BioXcel shall indemnify and hold harmless BTI, and its directors, officers, employees, agents, and other representatives, from and against all loss, liability, claims, expenses, damages, fines, or penalties (including reasonable attorneys’ fees) (collectively, “Losses”) arising from or related to (i) BioXcel’s breach of this Agreement, and (ii) any other liability or claim, whether commenced before or after the Effective Date, arising out of BioXcel’s ownership of the Candidates and the Assets prior to the Effective Date (regardless of whether such liability or claim was known by BTI as of the Effective Date).

b.              BTI shall indemnify and hold harmless BioXcel, and its directors, officers, employees, agents, and other representatives, from and against all Losses arising from or related to (i) BTI’s breach of this Agreement, (ii) the failure by BTI to pay, perform or discharge when due any of the Assumed Liabilities, and (iii) BTI’s ownership, development and commercialization of the Assets after the Effective Date.

11.       Recusal.  The Parties covenant and agree that as long as Vimal Mehta is a member of senior management or the governing board of both BioXcel and BTI, he may participate in discussions at the senior management and governing board levels for each of BioXcel and BTI but shall not vote on matters coming before either governing board material to this Agreement, the Amended & Restated Separation and Shared Services Agreement or other agreements relating to the relationship between the Parties.  Each Party shall ensure that Vimal Mehta recuses himself with respect to governing board matters consistent with this Section 11.

12.       Confidentiality.  Each party shall maintain the confidentiality of all data, information, records, reports and all other nonpublic information provided to it by the other party (the “Confidential Information”), and shall not disclose any Confidential Information to third parties for any reason unless and only to the extent jointly agreed to, in writing, by the parties or as required by law.  The foregoing applies to information communicated orally, in writing, by computer processes, and includes without limitation, this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Agreement, any and all meeting notes, business plans, financial statements, analyses and/or research materials, corporate documents, and correspondence.

13.       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut, without giving effect to principles governing conflicts of law.

14.       Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

15.       Assignment. No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except that either party may, without such consent, assign its rights and delegate its duties to a successor to such party’s entire business.

16.       Entire Agreement.  This Agreement, including the schedules hereto, contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes any previous agreements between them relating to that subject matter, and cannot be amended, modified or terminated except in a written document executed by the parties.

17.       Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.  If any provision of this Agreement or the application of a particular provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is determined to be invalid or enforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by applicable law.

18.       Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

19.       Counterparts.  This Agreement may be executed in one or more counterparts, which together shall constitute a single instrument.  Facsimile or electronic delivery of an executed counterpart shall be valid and binding for all purposes.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

IN WITNESS WHEREOF, the undersigned have caused this Amended & Restated Asset Contribution Agreement to be duly executed as of the Execution Date.

BIOXCEL CORPORATION	BIOXCEL THERAPEUTICS, INC.

/s/ Krishnan Nandabalan	/s/ Peter Mueller
Signature	Signature

Krishnan Nandabalan	Peter Mueller
Name Printed	Name Printed

President	Chairman
Title	Title

[Signature page to Amended and Restated Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1

Permitted Liens

None

[Schedule 1 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1(a)

Intellectual Property

Invention No	Project	Country name/stage	Title	Applicant	Priority App.no & Filing date	Complete Application No. & Filing date	Publication No. & Date
1	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]				[***]	[***]
		[***]				[***]	[***]
		[***]				[***]	[***]

2	[***]	[***]	[***]	[***]	[***]	[***]	[***]

3	[***]	[***]	[***]	[***]	[***]	[***]	[***]
						[***]	[***]

4	[***]	[***]	[***]	[***]	[***]	[***]	[***]

5	[***]	[***]	[***]	[***]	[***]	[***]	[***]

6	[***]	[***]	[***]	[***]	[***]	[***]	[***]

7	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1(i)

All Other Assets

Prepaid Expenses transferred to BTI:  $46,105

[Schedule 1(i) to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 2

Retained Assets

None

[Schedule 2 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 3

Assumed Liabilities

List of Liabilities	$
Capital one- 2191	2,685
Amex -42004	44,568
Amex- 32001	1,945
Accrued Expenses	55,244
Account Payable	244,190
Accrued Wages	90,408

Total Liabilities	439,040

[Schedule 3 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 4

Required Consents

[Schedule 4 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 8(f)

Tangible Assets

List of Tangible Assets	$
Fixed Assets	5,309
Accumulated Depreciation	(923)

Total Assets	4,386

[Schedule 8(f) to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 8(g)

Contracts

1.              [***].

2.              [***].

3.              [***].

4.              [***].

5.              [***].

6.              Second Amended and Restated Employment Agreement between BioXcel and Luca Rastelli, dated as of June 27, 2016.

7.              First Amended and Restated Employment Agreement between BioXcel and Frank D. Yocca, dated as of March 1, 2016.

8.              Data Purchase Agreement between BioXcel and Midatech Pharma US Inc., effective as of January 4, 2016.

[Schedule 8(g) to Asset Contribution Agreement]